UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): April 5, 2022

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

(408) 841-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2022, the board of directors (the “Board”) of ChargePoint Holdings, Inc. (the “Company”) appointed Ekta Singh-Bushell as a Class I director and a member of the Company’s audit committee, effective immediately. Ms. Singh-Bushell will serve until the Company’s 2024 annual meeting of stockholders and until her successor is elected and qualified, or sooner in the event of her death, resignation or removal. The Board has determined that Ms. Singh-Bushell meets the requirements for independence under the applicable listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended.

From May 2016 to June 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. Prior to 2016, Ms. Singh-Bushell worked at Ernst & Young, serving in various roles including global IT Effectiveness leader, U.S. innovation & digital strategy leader, and chief information security officer. Ms. Singh-Bushell has served as a member of the board of directors of numerous public companies, including TTEC Holdings, Inc., since May 2017; Net 1 UEPS Technologies, Inc., since October 2018; Huron Consulting Group, since May 2019; and Designer Brands, Inc., since September 2018 until May 2022. Ms. Singh-Bushell received her Master of Science in Electrical Engineering & Computer Science from the University of California, Berkeley and her undergraduate degree in engineering from the University of Poona, India. The Board believes that Ms. Singh-Bushell is qualified to serve as a director due to her operational experiences with finance, audit, technology and cybersecurity matters and her prior public company services.

Ms. Singh-Bushell will be entitled to receive compensation in accordance with the ChargePoint Holdings, Inc. Compensation Program for Non-Employee Directors, which was filed with the Securities and Exchange Commission on March 1, 2021, as Exhibit 10.11 to the Company’s Current Report on Form 8-K. Ms. Singh-Bushell will also enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Ms. Singh-Bushell and any other persons pursuant to which she was elected as a member of the Board. Ms. Singh-Bushell is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

On April 7, 2022, the Company issued a press release announcing the appointment of Ms. Singh-Bushell. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated as of April 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rex S. Jackson
Name: Rex S. Jackson
Title: Chief Financial Officer

Date: April 7, 2022